Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62072, 333-37810, 333-89887, 333-89889, 333-91558, 333-83502, 333-116452, 333-126114, 333-139255, 333-141854, 333-155423, 333-159340, 333-174577, 333-179789, 333-180088 and 333-188989) of Akamai Technologies, Inc. of our report dated March 3, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 3, 2014